Exhibit 99.1

Grindr Inc. Reports Second Quarter 2024 Revenue Growth of 34%,
Raises Revenue and Adjusted EBITDA Guidance

Second Quarter 2024 Revenue of $82 Million, Operating Income of $25 Million

Net Loss Margin of 27% and Adjusted EBITDA Margin of 45%

Raising FY 2024 Guidance to 27% or Greater Revenue Growth and 42%+ Adjusted EBITDA Margin

LOS ANGELES, CA – August 8, 2024 – Grindr Inc. (NYSE: GRND), the Global Gayborhood in Your PocketTM, today posted its financial results for the second fiscal quarter ended June 30, 2024, in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website.
“Our outstanding second quarter results reflect continued global user growth as we enhance the value and merchandising of our product offerings,” said George Arison, CEO of Grindr. “Our strong execution increases our confidence in our 2024 outlook, which we have raised today. We are looking forward to delivering more for our users and driving continued performance momentum while progressing toward our long-term vision of building the Global Gayborhood in Your PocketTM.”

Earnings Webcast Information
Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the Company’s second quarter 2024 financial results. The webcast of the conference call can be accessed as follows:
Event: Grindr Second Quarter 2024 Earnings Conference Call
Date: Thursday, August 8, 2024
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investors.grindr.com/
An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com

Forward Looking Statements
This press release contains statements that may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our intentions, beliefs, current expectations or projections concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “seeks,” “should,” “upcoming,” “will” or the negative version of these words or other comparable words or phrases.
The forward-looking statements, including statements regarding our strategic priorities; product roadmap; new plans, products, and features; AI-first features; our long term vision and our annual revenue and adjusted EBITDA guidance for 2024, reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:
•our ability to retain existing users and add new users;
•the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy, data protection, and user safety laws and regulations;
•our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access;
•our success in retaining or recruiting our directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•our ability to respond to general economic conditions;
•competition in the dating and social networking products and services industry;
•our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•our ability to successfully adopt generative artificial intelligence processes and algorithms into our daily operations, including by deploying generative artificial intelligence and machine learning into our products and services;
•our dependence on the integrity of third-party systems and infrastructure;
•our ability to protect our intellectual property rights from unauthorized use by third parties;
•whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters; and
•the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, and wars or other regional conflicts.
In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors.” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Non-GAAP Financial Measures
We use Adjusted EBITDA and Adjusted EBITDA margin, free cash flow, and free cash flow conversion, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. We define Adjusted EBITDA as net income (loss) excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; transaction-related costs; gain (loss) in fair value of warrant liability; and severance expense, litigation-related costs, and other items, in each case that are unrelated to our core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.
Our management uses this measure internally to evaluate the performance of our business and this measure is one of the primary metrics by which management and other employees are compensated. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.
A reconciliation of net (loss) income and net (loss) income margin to Adjusted EBITDA and Adjusted EBITDA margin for the three and six months ended June 30, 2024 and 2023, are presented below. We are not able to estimate net income (loss) or net income (loss) margin on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA margin to net income (loss) margin on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA margin. In particular, the measures and effects of our stock-based compensation related to equity grants and the gain (loss) on changes in fair value of our warrant liability that, in each case, are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.
Free Cash Flow and Free Cash Flow Conversion
We define free cash flow as net cash provided by (used in) operating activities less capitalized software, and purchases of property and equipment. Free cash flow is an indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after capitalized software development costs and purchases of property and equipment, that can be used to repay debt obligations and/or for strategic initiatives. Free cash flow conversion is calculated by dividing free cash flow for a period by Adjusted EBITDA for the same period. Free cash flow and free cash flow conversion do not represent our residual cash flow available for discretionary purposes and does not reflect our future contractual commitments. A reconciliation of net cash provided by (used in) operating activities and operating cash flow conversion to free cash flow and free cash flow conversion, respectively, for the three and six months ended June 30, 2024 and 2023, are presented below.

The following table reconciles our non-GAAP financial measures to the most comparable GAAP financial measures for the three and six months ended June 30, 2024 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Reconciliation of net (loss) income to Adjusted EBITDA
Net (loss) income	$(22,424)	$22,331	$(31,830)	$(10,568)
Interest expense, net	6,669	12,917	13,854	23,710
Income tax provision (benefit)	4,965	(14,051)	7,645	1,452
Depreciation and amortization	4,235	8,140	8,354	16,092
Litigation-related costs (1)	661	288	1,083	1,499
Stock-based compensation expense	7,721	3,605	15,590	6,946
Severance expense (2)	—	—	58	—
Change in fair value of warrant liability (3)	35,118	(7,098)	53,798	8,219
Other (4)	—	752	—	1,533
Adjusted EBITDA	$36,945	$26,884	$68,552	$48,883
Revenue	$82,345	$61,538	$157,690	$117,347
Net (loss) income margin	(27.2)%	36.3%	(20.2)%	(9.0)%
Adjusted EBITDA Margin	44.9%	43.7%	43.5%	41.7%

Net cash provided by operating activities	$15,850	$6,303	$36,299	$14,783
Less:
Capitalized development software costs and purchases of property and equipment	$(1,696)	$(1,083)	$(2,844)	$(2,575)
Free cash flow	$14,154	$5,220	$33,455	$12,208
Operating cash flow conversion (5)	(70.7)%	28.2%	(114.0)%	(139.9)%
Free cash flow conversion	38.3%	19.4%	48.8%	25.0%
(1)Litigation-related costs primarily represent external legal fees associated with outstanding litigation or regulatory matters, including fees incurred in connection with the potential Norwegian Data Protection Authority fine and CWA unionization.
(2)Severance expense relates to severance incurred for employees who elected not to relocate or participate in our RTO Plan and other severance arrangements.
(3)Change in fair value of warrant liability relates to the warrants that were remeasured as of June 30, 2024 and 2023.
(4)Other represents other costs that are unrelated to our core ongoing business operations.
(5)Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net income (loss).

Trademarks
This press release may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks.

About Grindr Inc.
With more than 14 million monthly active users, Grindr has grown to become the Global Gayborhood in Your PocketTM, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190 countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015 Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play.

Investors:
IR@grindr.com

Media:
Press@grindr.com